EXHIBIT 23.2

June 18, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Gamma Pharmaceuticals Inc. 2008 Non-Qualified Consultant Stock Compensation Plan, of our report dated June 22, 2007, with respect to our audit of the financial statements of Gamma Pharmaceuticals Inc. included in its Annual Report on Form 10-KSB for the year ended March 31, 2007, filed with the Securities and Exchange Commission.

/s/L.L. Bradford & Company, LLC

L.L. Bradford & Company, LLC

Las Vegas, Nevada